Exhibit 99.1

Mudrick Capital Acquisition Corporation II Announces Closing
of Underwriter’s Option to Purchase Additional Units in
Connection with its Initial Public Offering

New York, New York, December 14, 2020 (GLOBE NEWSWIRE) – Mudrick Capital Acquisition Corporation II (Nasdaq: MUDSU) (the “Company”) announced today that it closed the issuance of an additional 4,125,000 units pursuant to the exercise of the underwriter’s option in full to purchase additional units in connection with its initial public offering at $10.00 per unit, resulting in gross proceeds of $41,250,000 and bringing the total gross proceeds of the initial public offering to $316,250,000.

The Company’s units are listed on the Nasdaq Capital Market (“Nasdaq”) and commenced trading under the ticker symbol “MUDSU” on December 8, 2020. Each unit consists of one share of the Company’s Class A common stock and one half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants will trade and are exercisable.  Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be traded on Nasdaq under the symbols “MUDS” and “MUDSW,” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on post-restructured and distressed companies. The Company is led by Chief Executive Officer and Chairman of the Board of Directors, Jason Mudrick, Chief Financial Officer, Glenn Springer, Vice President, Victor Danh and Vice President, David Kirsch.

Jefferies LLC acted as sole book-running manager of the offering.

Of the proceeds received from the exercise of the option to purchase additional units and a simultaneous private placement of additional private placement warrants, a total of $41,868,750, comprised of $40,425,000 of proceeds from the sale of the additional units and $1,443,750 of proceeds from the sale of additional private placement warrants to Mudrick Capital Acquisition Holdings II LLC, the Company’s sponsor, and Jefferies LLC, was placed in the Company’s trust account.

Ellenoff Grossman & Schole LLP acted as counsel to the Company and White & Case LLP acted as counsel to the underwriter.

The offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by telephone at 877-821-7388 or by email at Prospectus_Department@Jefferies.com.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission on December 7, 2020.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering, search for an initial business combination and the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Jason Mudrick

Chief Executive Officer

Mudrick Capital Acquisition Corporation II

(646) 747-9500

jmudrick@mudrickcapital.com